Exhibit 10.23

HEXION SPECIALTY CHEMICALS, INC.

SUMMARY OF TERMS OF EMPLOYMENT

FOR JOSEPH BEVILAQUA

Position:	EVP and President, Epoxy and Phenolics Division

Base Salary:	$ 500,000 per year, paid bi-weekly
You will be paid on a bi-weekly basis, with your checks being electronically deposited to your bank checking or savings account(s).

Effective Date:	August 10, 2008

Incentive:	You will continue to be eligible to participate in the Hexion 2008 Incentive Compensation Plan. Your target incentive award remains at 70% of your base salary. Your 2008 incentive will be prorated using your base salary and target incentive prior to your promotion and your base salary and target incentive after your promotion is effective. (Promotional changes that occur on or before the 15th of any month will be considered as a full month for calculation purposes.) The Incentive Compensation Plan is contingent upon the achievement of specific company economic goals as well as individual incentive goals. The terms of this plan and eligibility for participation are reviewed annually

Severance:	This agreement confirms that in the event that you were to lose your job through no fault of your own you are eligible to receive the following severance package:

• 18 months of your then base salary

• 18 months of company contributions towards the cost of continued medical and dental coverage (COBRA)

• 12 months of Executive Outplacement services

• Payment for accrued, but unused vacation

• Repatriation back to Columbus, Ohio based on the terms of your International Assignment.

Relocation:	You will receive detailed terms on your International Assignment to The Netherlands. However if you choose, you be covered under the Hexion Homeowner Buyout Program. Before initiating any action with your move, please contact Madeline Frank at SIRVA Relocation, phone 630-570-8965. She has been retained by Hexion to assist you with all phases of your move and can help you with any questions you may have.

Terms of Plans:	Some of the above are highlights of various plans or programs, and all are subject to the terms of the actual plans and programs.

“AT WILL” Statement:	The legal nature of this employment contract is one “AT WILL”, which means that either you or the Company can end this relationship at any time.

Other than as changed herein, the terms of your Amended and Restated Employment Agreement dated as of August 12, 2004 will remain in place.

OFFER ACCEPTED:

Signature	Date